Exhibit 23.6

Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Bed Bath & Beyond, Inc. of our report dated October 14, 2024 with respect to the consolidated financial statements of tZERO Group, Inc., included in the Annual Report (Form 10-K/A) of Bed Bath & Beyond, Inc., for the year ended December 31, 2024, filed with the Securities and Exchange Commission, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Baker Tilly US, LLP

New York, New York
October 7, 2025